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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF COMPANY

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                                          JURISDICTION              NAME UNDER WHICH
                                               OF                    SUBSIDIARY DOES
ENTITY                                    ORGANIZATION                  BUSINESS
---------------------------------------  --------------  ---------------------------------------
General Communication, Inc.                  Alaska      GCI, General Communication, Inc.

GCI Communication Corp.                      Alaska      GCC, GCI Communication Corp.

GCI Communication Services, Inc.             Alaska      GCI Communication Services

GCI Leasing Co., Inc.                        Alaska      GCI Leasing, GCI Leasing Co.

GCI Cable, Inc.                              Alaska      GCI Cable, GCI Cable, Inc.

GCI Cable/Juneau, Inc.                       Alaska      GCI/Juneau Cable, GCI/Juneau
                                                         Cable, Inc.

GCI Cable/Fairbanks, Inc.                    Alaska      GCI Cable/Fairbanks, GCI
                                                         Cable/Fairbanks, Inc.

GCI Cable Holdings, Inc.                     Alaska      GCI Cable Holdings, GCI
                                                         Cable Holdings, Inc.

GCI, Inc.                                    Alaska      GCI, Inc.

GCI Holdings, Inc.                           Alaska      GCI Holdings, Inc.
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